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American Century California Tax-Free & Municipal Funds
Exhibit 77C




A special meeting of shareholders was held on July 27, 2007, to vote on the following proposal. The proposal received the required number of votes of the American Century California Tax-Free and Municipal Funds and was
adopted. A summary of voting results is listed below each proposal.

PROPOSAL:

To elect eight Trustees to the Board of Trustees of American Century California Tax-Free and Municipal Funds
(the proposal was voted on by all shareholders of funds issued by American Century California Tax-Free and
Municipal Funds):

Jonathan S. Thomas                   For:                          1,196,700,006
                                     Withhold:                     41,904,885
                                     Abstain:                       0
                                     Broker Non-Vote:               0

John Freidenrich                     For:                          1,197,510,256
                                     Withhold:                     41,094,636
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Ronald J. Gilson                     For:                          1,198,244,848
                                     Withhold:                      40,360,044
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Kathryn A. Hall                      For:                          1,198,026,073
                                     Withhold:                     40,578,819
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Peter F. Pervere                     For:                          1,197,268,471
                                     Withhold:                     41,336,421
                                     Abstain:                       0
                                     Broker Non-Vote:               0

Myron S. Scholes                     For:                          1,196,432,024
                                     Withhold:                     42,172,868
                                     Abstain:                       0
                                     Broker Non-Vote:               0


John B. Shoven                     For:                           1,197,907,207
                                   Withhold:                      40,697,685
                                   Abstain:                        0
                                   Broker Non-Vote:                0

Jeanne D. Wohlers                  For:                           1,197,917,523
                                   Withhold:                      40,687,369
                                   Abstain:                        0
                                   Broker Non-Vote:                0


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